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                                                                      Exhibit 24

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes Paul J. Kerz and Alan L. Bendes, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent in his name, place and stead, to execute in the name and on behalf of each such person, individually and as a director of Health Management Systems, Inc., a New York corporation (the "Company"), and to file, the Registration Statement of the Company on Form S-8 (the "Registration Statement"), and any and all amendments to the Registration Statement, including any and all post-effective amendments.


         WITNESS our hands on the respective dates set forth below:


          SIGNATURE                                  DATE
          ---------                                  ----
       /s/ Robert V. Nagelhout                       April 27, 1999
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       Robert V. Nagelhout

       /s/ Donald J. Staffa                          April 27, 1999
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       Donald J. Staffa

       /s/ Randolph G. Brown                         April 27, 1999
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       Randolph G. Brown

       /s/ William W. Neal                           April 27, 1999
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       William W. Neal

       /s/ Galen D. Powers                           April 27, 1999
--------------------------------
       Galen D. Powers

       /s/ Ellen A. Rudnick                          April 27, 1999
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       Ellen A. Rudnick

       /s/ Richard H. Stowe                          April 27, 1999
--------------------------------
       Richard H. Stowe